Exhibit 10.6

CONSULTING AGREEMENT

Effective as of April 23, 2018, Debora Jorn (“Consultant”) and Viveve Medical, Inc. (“Company”) agree as follows:

1.     Services; Payment; No Violation of Rights or Obligations. Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with and on the schedule specified in Exhibit A. As the only consideration due Consultant regarding the subject matter of this Agreement, Company will pay Consultant in accordance with Exhibit A. Unless otherwise specifically agreed upon by Company in writing (and notwithstanding any other provision of this Agreement), all activity relating to Services will be performed by and only by Consultant or by employees of Consultant and only those such employees who have been approved in writing in advance by Company. Consultant agrees that Consultant will not (and will not permit others to) violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose at any time Consultant’s own or any third party’s confidential information or intellectual property in connection with the Services or otherwise for or on behalf of Company.

2.     Ownership Rights; Proprietary Information; Publicity.

a.     Company shall own all right, title and interest (including all intellectual property rights of any sort throughout the world) relating to any and all inventions, works of authorship, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by or for or on behalf of Consultant during the term of this Agreement that relate to the subject matter of or arise out of or in connection with the Services or any Proprietary Information (as defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company. Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant and all other creators or owners of the applicable Invention.

b.     Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) developed, learned or obtained by or on behalf of Consultant during the period that Consultant is to be providing the Services that relate to Company or the business or demonstrably anticipated business of Company or in connection with the Services or that are received by or for Company in confidence, constitute “Proprietary Information.” Proprietary information also includes information received in confidence by Company from its customers or suppliers or other third parties. Consultant shall hold in confidence and not disclose or, except in performing the Services, use, or permit to be used, any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant. Upon termination or as otherwise requested by Company, Consultant will promptly provide to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

c.     As additional protection for Proprietary Information, Consultant agrees that during the period over which Consultant is to be providing the Services, Consultant shall not engage, invest, participate, or prepare to engage, invest or participate in any activity that is competitive or substantially similar to the business of the Company or that otherwise could create a conflict of interest with the Company. Consultant must obtain prior approval from the Company prior to engaging in or being employed in any other business, trade, profession or other activity while providing services to Company to ensure there is no conflict of interest. In addition, both during the consulting period and for one (1) year thereafter, Consultant will not directly or indirectly encourage or solicit any employee or consultant of Company to leave Company for any reason.

d.     To the extent allowed by law, Section 2(a) and any license granted Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world, and without any further compensation, Company may and is hereby authorized to (and to allow others to) use Consultant’s name in connection with promotion of its business, products or services. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible and agrees not to assert any Moral Rights with respect thereto. Consultant will confirm any such ratifications and consents from time to time as requested by Company. If any other person is in any way involved in any Services, Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company’s exclusive benefit.

e.     If any part of the Services or Inventions or information provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned by or licensed to Consultant (or any person involved in the Services) and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work or information performed or provided hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

3.     Warranties and Other Obligations. Consultant represents, warrants and covenants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); (iii) Consultant has the full right to allow Consultant to provide Company with the assignments and rights provided for herein (and has written enforceable agreements with all persons necessary to give Consultant the rights to do the foregoing and otherwise fully perform this Agreement); (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services; and (v) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect.

4.     Avoidance of Conflict of Interest.     Consultant represents and warrants that there exist no actual or potential conflicts of interest concerning the Services to be performed under this Agreement. Consultant has not brought and will not bring to Company or use in the performance of the Services any materials or documents of another party considered confidential unless Consultant has first obtained written authorization from such party for the possession and use of such materials and has received Company’s prior written consent to use such materials. Consultant will advise Company at such time as any activity of either Company or another business presents Consultant with a conflict of interest or the appearance of a conflict of interest. Consultant will take whatever action is requested by Company to resolve any conflict or appearance of conflict which it finds to exist. Consultant further represents and warrants that Consultant has full power and authority to enter into this Agreement and perform Consultant’s obligations hereunder.

5.     Termination. If either party breaches a material provision of this Agreement, the other party may terminate this Agreement immediately. Either party may terminate this Agreement at any time, with or without cause, upon thirty (30) days’ notice. Company shall pay Consultant all unpaid, undisputed amounts due for the Services completed prior to notice of such termination. Sections 2 (subject to the limitations set forth in Section 2(c)) through 9 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration. Company may communicate the obligations contained in this Agreement to any other (or potential) client or employer of Consultant.

6.     Relationship of the Parties; Independent Contractor; No Employee Benefits; Taxes. Notwithstanding any provision hereof, Consultant is an independent contractor and is not an employee, agent, partner or joint venturer of Company and shall not bind nor attempt to bind Company to any contract. Nothing in this Agreement shall be interpreted or construed as creating or establishing a relationship of employer and employee between Company and Consultant, or any employee or agent of Consultant. Consultant shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved by Consultant, but Consultant shall be solely responsible for the manner and hours in which the Services are performed under this Agreement. Consultant shall not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant. Consultant shall comply at Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors. Consultant will ensure that its employees, contractors and others involved in the Services, if any, are bound in writing to the foregoing, and to all of Consultant’s obligations under any provision of this Agreement, for Company’s benefit and Consultant will be responsible for any noncompliance by them. Consultant shall be responsible for and, and shall indemnify Company against all such taxes or contributions including penalties and interest.

7.     Indemnification. Consultant agrees to defend, indemnify and hold harmless Company and its affiliates, and their officers, directors, employees, agents, successors and permitted assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, attorneys’ fees or expenses of whatever kind (including reasonable attorneys' fees) arising out of or resulting from (a) bodily injury, death of any person or damage to real or tangible, personal property resulting from Consultant’s acts or omissions; and (b) Consultant’s breach of any representation, warranty or obligation under this Agreement. Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to Consultant.

8.     Assignment. This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer or subcontract any rights or obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company may fully assign and transfer this Agreement in whole or part.

9.     Notice. All notices under this Agreement shall be in writing and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or to such other address as such party last provided to the other by written notice.

10.    Miscellaneous. Any breach of Sections 2 -4 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the conflicts of laws provisions thereof. Each party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in Denver, Colorado in any legal suit, action or proceeding arising out of or based upon this Agreement or the Services provided hereunder. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys’ fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

11.    Defend Trade Secrets Act of 2016; Other Notices. Consultant understands that pursuant to the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Consultant further understands that nothing contained in this Agreement limits Consultant’s ability to communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company.

12.     Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement between the parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter hereof. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

[Remainder of Page Intentionally Left Blank]

VIVEVE MEDICAL, INC.

Dated: 5/11/18	By:	/s/ Scott Durbin
	Name:	Scott Durbin
	Title:	Chief Executive Officer

Debora Jorn

Dated: 5/11/18	/s/ Debora Jorn

	Address:	6 Firethorn Ct.
Warren, New Jersey 07059

EXHIBIT A

TERM

The term of engagement pursuant to this Agreement shall commence on the Effective Date and continue for a six (6) month period, and shall automatically renew for successive six (6) month periods thereafter, unless terminated earlier in accordance with Section 5 of this Agreement (the “Consulting Period”).

SERVICES

Consultant shall be a senior advisor to the Company and shall make herself available to provide general advisory assistance and such services to the Company as may be requested from time to time by the Chief Executive Officer of the Company or his or her designee (collectively the “Services”). Unless the circumstances reasonably dictate otherwise, the Services can be performed at a time and location of the Consultant’s choosing.

FEES/EXPENSES

The Company agrees to pay Consultant a fee of $30,000 per month (the “Consulting Fee”) for the Services performed during the Consulting Period. The Consulting Fee shall be earned and made in arrears on a monthly basis.

Consultant shall supply all tools, equipment, materials, supplies, information technologies, hardware, software and office space (except to the extent specific Services must be performed at the Company’s premises) necessary to perform the Services under this Agreement.

Subject to the approval of the Board of Directors of the Company (the “Board”) or its Compensation Committee, Consultant will be granted an option to purchase 150,000 shares of the Company’s Common Stock (the “Option”), as of the Effective Date. The exercise price per share of the Option will be determined by the Board based on the fair market value of the Common Stock of the Company on the date the option is granted. The Option shall be subject to the terms and conditions of the Company’s 2013 Stock Option and Incentive Plan, as amended (the “Plan”) and the applicable Stock Option Agreement, including vesting requirements. The shares subject to the option shall vest and become exercisable in 24 equal monthly installments commencing on the Effective Date and shall be exercisable for a period of 90 days following the termination of Consultant’s status as a service provider to the Company (including as a member of the Company’s Board of Directors). In addition, if during the Consulting Period, (i) the Company is subject to a Change in Control (as defined below) or (ii) the Consulting Period is terminated for any reason by the Company, then, subject to Consultant signing and not revoking a release of claims agreement containing, among other provisions, a general release of claims in favor of the Company and related persons and entities, in a form and manner satisfactory to the Company (the “Release”), Consultant will immediately vest in 100% of Consultant’s then-unvested shares.

For purposes of this Agreement, “Change in Control” shall mean any of the following:

1.

any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”), any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

2.

the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

3.

the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

The Company shall reimburse Consultant for reasonable and documented business expenses incurred or paid by Consultant in connection with, or related to, the performance of Consultant’s services under this Agreement (including travel to the Company’s Colorado office as may be requested by the CEO from time to time), provided such expenses are authorized by the Company in advance and are submitted in accordance with applicable Company policy.